UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 25, 2021

W. R. GRACE & CO.
(Exact name of registrant as specified in its charter)

Delaware	1-13953	65-0773649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7500 Grace Drive, Columbia, Maryland 21044-4098
(Address of principal executive offices) (Zip Code)
(410) 531-4000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	GRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

W. R. GRACE & CO.
FORM 8-K
CURRENT REPORT
Item 1.01.    Entry Into a Material Definitive Agreement.
Sale, Purchase and Contribution Agreement

W. R. Grace & Co.-Conn., a Connecticut corporation (“Grace-Conn.”), and Fine Chemical Manufacturing Services LLC, a Delaware limited liability company (“Newco” and together with Grace-Conn., the “Purchasers”), each a wholly owned subsidiary of W. R. Grace & Co. (the “Company”), have agreed to acquire the Fine Chemistry Services business (the “FCS Business”) of Albemarle Corporation (the “Seller”) pursuant a Sale, Purchase and Contribution Agreement, dated as of February 25, 2021 (the “Acquisition Agreement”).

Pursuant to the terms and conditions of the Acquisition Agreement, at the closing, the Purchasers will acquire certain assets and assume certain liabilities of the Seller and its subsidiaries comprising the FCS Business. The aggregate purchase price payable by the Purchasers is $570 million, of which $300 million will be paid in cash at closing, and Newco will issue to the Seller at closing a non-participating preferred equity interest (“Newco Preferred Equity”) having an aggregate initial preference in liquidation of $270 million (the “Acquisition”).

The Acquisition Agreement contains customary representations, warranties and covenants of the Seller and the Purchasers. From the date of the Acquisition Agreement until the closing of the Acquisition, the Seller is required to operate the FCS Business in the ordinary course and to comply with certain covenants regarding the operation of the FCS Business. Subject to certain limitations, the Seller is required to indemnify the Purchasers for losses resulting from breaches of certain representations and warranties made by the Seller in the Acquisition Agreement.

The closing of the Acquisition is subject to customary closing conditions, including, among others, (i) the absence of any governmental order restraining, enjoining or otherwise making illegal the consummation of the transactions contemplated by the Acquisition Agreement, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the accuracy of the parties’ representations and warranties contained in the Acquisition Agreement (subject to certain materiality qualifications), (iv) the parties’ compliance with the covenants and agreements contained in the Acquisition Agreement in all material respects and (v) the absence of a material adverse effect on the FCS Business. The Acquisition is expected to close in the second quarter of 2021.

The Seller and the Purchasers have agreed that, concurrently with the closing of the Acquisition, the parties will enter into (i) a transition services agreement pursuant to which the Seller will provide certain services for specified periods to accommodate the transition of the FCS Business and (ii) certain sales agreements pursuant to which the Seller will supply certain materials used in the operations of the FCS Business. In addition, at closing, Newco, Grace-Conn. and the Seller will enter into an amended and restated limited liability company agreement of Newco (the “Newco LLC Agreement”). The Newco LLC Agreement provides for the rights and privileges of the Newco Preferred Equity, including that (i) after the date that is 24 months following the closing, the Newco Preferred Equity will accrue dividends quarterly in arrears at the rate of 12.0% per annum which will be payable-in-kind, (ii) the Newco Preferred Equity may be redeemed by Newco at any time for cash or, subject to certain conditions, shares of common stock of the Company, (iii) the Newco Preferred Equity must be redeemed upon a liquidation event of Newco at any time, or a change of control of the Company that occurs after the date that is 24 months following the closing, and (iv) the Newco Preferred Equity is convertible into shares of common stock of the Company any time following the date that the aggregate liquidation preference of the outstanding Newco Preferred Equity exceeds 200% of the initial aggregate liquidation preference of the Preferred Equity issued at closing.

The foregoing summary of the Acquisition Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Acquisition Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Purchasers’ obligation to consummate the Acquisition is not subject to a financing condition. The Company expects to finance the cash portion of the transaction with a mix of cash and debt.

Commitment Letter

Contemporaneous with the Purchasers’ entry into the Acquisition Agreement, the Company and Grace-Conn. entered into a debt commitment letter, dated February 25, 2021 (the “Commitment Letter”), with Goldman Sachs Bank USA as the arranger thereunder (in such capacity, the “Arranger”), pursuant to which and subject to the terms and conditions set forth therein, the Arranger has committed to provide an incremental term loan facility of up to $300 million (the “Incremental Facility”) to fund cash consideration to be paid pursuant to the terms of the Acquisition Agreement and related fees, costs and expenses. When funded, the Incremental Facility is expected to be a new class of senior secured term loans due in 2028 under the Company’s existing credit agreement, dated April 3, 2018 (the “Credit Agreement”), by and among the Company, Grace-Conn., certain subsidiaries thereof, Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent, and the other lenders from time to time party thereto.

The funding of the Incremental Facility is contingent on the satisfaction of certain customary conditions set forth in the Commitment Letter, including (i) the execution and delivery of certain customary financial information and closing documentation with respect to the Incremental Facility in accordance with the terms set forth in the Commitment Letter and (ii) the consummation of the Acquisition pursuant to the Acquisition Agreement.

Item 7.01.    Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.” This information, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. On February 25, 2021, the Company issued a press release announcing that the Company entered into the Acquisition Agreement. The press release is furnished as Exhibit 99.1 to this Form 8-K. Also furnished, as Exhibit 99.2 to this Form 8-K, is a copy of an investor presentation that the Company may use in discussing the Acquisition with investors and others.

Forward-looking statements
This report and the exhibit hereto contain forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements regarding future: financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; impact of COVID-19 on Grace’s business; competitive positions; growth opportunities for existing products; benefits from new technology; benefits from cost reduction initiatives; succession planning; and markets for securities. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Grace is subject to risks and uncertainties that could cause actual results or events to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results or events to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in areas of active conflicts and in emerging regions; the costs and availability of raw materials, energy and transportation; the effectiveness of Grace’s research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace’s pension obligations; legacy matters (including product, environmental, and other legacy liabilities) relating to past activities of Grace; its legal and environmental proceedings; environmental compliance costs (including existing and potential laws and regulations pertaining to climate change); the inability to establish or maintain certain business relationships; the inability to hire or retain key personnel; natural disasters such as storms and floods; fires and force majeure events; the economics of our customers’ industries, including the petroleum refining, petrochemicals, and plastics industries, and shifting consumer preferences; public health and safety concerns, including pandemics and quarantines; changes in tax laws and regulations; international trade disputes, tariffs, and sanctions; the potential effects of cyberattacks; and those additional factors set forth in Grace’s most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the internet at www.sec.gov. Grace’s reported results should not be considered as an indication of its future performance. Readers are cautioned not to place undue reliance on Grace’s projections and forward-looking statements, which speak only as of the dates those projections and statements are made. Grace undertakes no obligation to release publicly any revisions to the projections and forward-looking statements contained in this report and the exhibit hereto, or to update them to reflect events or circumstances occurring after the date of this report.

Item 9.01.    Financial Statements and Exhibits.
(d)           Exhibits

Exhibit No.	Description of Exhibit	Location
2.1	Sale, Purchase and Contribution Agreement, dated as of February 25, 2021, by and among Albemarle Corporation, W. R. Grace & Co.–Conn., and Fine Chemical Manufacturing Services LLC.	Filed herewith
99.1	Press Release, dated as of February 25, 2021, announcing execution of Sale, Purchase and Contribution Agreement.	Furnished herewith
99.2	W. R. Grace & Co. Investor Presentation.	Furnished herewith
101.INS	Inline XBRL Instance Document	The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema	Filed herewith
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase	Filed herewith
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase	Filed herewith
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase	Filed herewith
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase	Filed herewith
104	Cover Page Interactive Data File (formatted as Inline XBRL and included in Exhibit 101)	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ Cherée H. Johnson
Cherée H. Johnson
Senior Vice President, General Counsel, and Secretary

Dated: February 25, 2021